As filed with the Securities and Exchange Commission on February 22, 2001
                                                     Registration No. 333-51756
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             CHARLES & COLVARD, LTD.
             (Exact name of registrant as specified in its charter)

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
         North Carolina                        3915                   56-0308470
  (State or other jurisdiction      (Primary Standard Industrial   (I.R.S. Employer
 of Incorporation or organization)    Classification Code No.)    Identification No.)
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                        3800 Gateway Boulevard, Suite 310
                             Morrisville, N.C. 27560
                                 (919) 468-0399
   (Address and telephone number of Registrant's principal executive offices)

                              Mr. Robert S. Thomas
                                  President and
                             Chief Executive Officer
                             Charles & Colvard, Ltd.
                        3800 Gateway Boulevard, Suite 310
                             Morrisville, N.C. 27560
                                 (919) 468-0399
            (Name, address and telephone number of agent for service)
                              --------------------

                                   Copies To:

                             Cyrus M. Johnson, Esq.
                            Kenneth N. Shelton, Esq.
                      Womble Carlyle Sandridge & Rice, PLLC
                           3300 One First Union Center
                            301 South College Street
                         Charlotte, North Carolina 28202
                                 (704) 331-4900

                              --------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or investment plans, please check the following box: [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the box and list the Securities Act registration statement for the same offering. [ ]

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


         This Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933.

                          DEREGISTRATION OF SECURITIES


         On January 12, 2001, the registration statement on Form S-3 (File No. 333-51756) (the "Registration Statement") of Charles & Colvard, Ltd. (the "Company") covering an aggregate of 8,397,313 shares of common stock, no par value per share ("Common Stock"), of the Company to be sold pursuant to a rights offering (the "Rights Offering"), was declared effective by the Securities and Exchange Commission.

         The Rights Offering of the shares of Common Stock, covered by the Registration Statement, expired on February 16, 2001 (the "Expiration Date") and subscriptions were accepted on February 21, 2001. Accordingly, the Company hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister a total of 2,150,578 shares, originally registered by the Registration Statement, which were not sold pursuant to the Rights Offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina on the 22nd day of February, 2001.

                                     Charles & Colvard, Ltd.

                                     By:  /s/Robert S. Thomas
                                          -------------------------------------
                                          Robert S. Thomas,
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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
            SIGNATURE                                        TITLE                                      DATE
            ---------                                        -----                                      ----
/s/ Robert S. Thomas               Director, President and  Chief Executive Officer             February 22, 2001
---------------------------        (Principal Executive Officer)
    Robert S. Thomas

/s/ Mark W. Hahn                  Chief Financial Officer, Secretary and Treasurer              February 22, 2001
---------------------------        (Principal Financial and Accounting Officer)
    Mark W. Hahn


/s/ Richard G. Hartigan*           Director                                                     February 22, 2001
---------------------------
    Richard G. Hartigan

/s/ Kurt Nassau*                   Director                                                     February 22, 2001
---------------------------
    Kurt Nassau

/s/ Frederick A. Russ*             Chairman of the Board of Directors                           February 22, 2001
---------------------------
    Frederick A. Russ

/s/ Barbara Kotlikoff*             Director                                                     February 22, 2001
---------------------------
    Barbara Kotlikoff

/s/ Cecil D. Raynor*               Director                                                     February 22, 2001
---------------------------
    Cecil D. Raynor

/s/ Ollin B. Sykes*                Director                                                     February 22, 2001
---------------------------
    Ollin B. Sykes

/s/ Walter O'Brien*                Director                                                     February 22, 2001
---------------------------
    Walter O'Brien

*By: /s/ Robert S. Thomas
    -----------------------
         Robert S. Thomas
         Attorney-in-Fact
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